Exhibit 10.26
AMENDMENT OF LEASE
     AGREEMENT, made as of the 9th day of OCTOBER, 1981, by and between 401 PARK AVENUE SOUTH ASSOCIATES, (hereinafter referred to as “Landlord”), and HEALTH MANAGEMENT SYSTEMS, INC. (hereinafter referred to as “Tenant”).
W I T N E S S E T H :
     WHEREAS, Landlord and Tenant entered into an Agreement of Lease (the “Lease”) dated SEPTEMBER 24, 1981, covering certain premises known as a portion of the 4th floor in the building known as 401 PARK AVENUE SOUTH in the City, and State of New York; and
     WHEREAS, the parties hereto desire to amend the Lease as follows:
1.	The Lease is hereby amended by deleting Article 60 in its entirety and replacing it as follows:

“60. Tenant will pay to Landlord $24,000.00 upon execution of the Lease. Tenant represents and warrants that it will pay an additional $24,125.00 to Landlord on or before Tuesday, December 15, 1981. These payments represent the 4th, 123rd, and 124th monthly installments of the fixed rent.”

2.	Except as heretofore and hereby amended, all of the terms, conditions and covenants in the Lease, shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

401 PARK AVENUE SOUTH ASSOCIATES

BY:	/s/ Stephen J. Meringoff
Stephen J. Meringoff,
General Partner

HEALTH MANAGEMENT SYSTEMS, INC.

BY:	/s/ Paul Kerz
Paul Kerz
President

[corporate seal]